EXHIBIT 1

                     JOINT FILING AGREEMENT


          In accordance with Rule 13D-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Shares of common stock, par value $.01 per share, of Physician Computer Network, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 25th day of February, 1998.


                              /s/  Jeffry M. Picower
                                   Jeffry M. Picower



                              DECISIONS INCORPORATED



                              By: /s/   April C. Freilich
                                        April C. Freilich
                                        President


                              JA SPECIAL LIMITED PARTNERSHIP


                              By:  Decisions Incorporated
                                   General Partner



                              By:  /s/  April C. Freilich
                                        April C. Freilich
                                        President